Exhibit 10.1 (h)

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is made as of February 22, 2008 by and among (i) each of the parties a signatory hereto as junior creditors (each individually and all collectively, together with their successors and assigns and all other holders of Junior Debt, the “Junior Creditors”); (ii) EVOLVING SYSTEMS, INC., a Delaware corporation, (“ESI”), and the other US Obligors on the signature page hereto (if any); and (iii) BRIDGE BANK, N.A., the “Senior Creditor”).

INTRODUCTION

A.            ESI, as borrower, Evolving Systems Holdings, Inc., as a guarantor, CapitalSource Finance LLC, a Delaware limited liability company, as agent (in such capacity, the “Existing Agent”), and the lenders from time to time parties thereto are party to that certain Credit Agreement dated as of November 14, 2005 (the “Existing US Credit Agreement”), pursuant to which, among other things, the lenders thereunder have made certain term loans and financial accommodations to ESI, as the borrower thereunder.

B.            Evolving Systems Limited, certain other obligors, CSE Finance Inc. and the other lenders from time to time parties thereto have entered into a Revolving Facility Agreement dated as of November 14, 2005 (the “Existing Revolving Loan Credit Agreement” and together with the Existing US Credit Agreement, the “Existing Credit Agreements”), pursuant to which, among other things, the lenders thereunder have made certain revolving loans and financial accommodations to certain of the obligors thereunder.

C.            ESI previously entered into certain unsecured subordinated notes each dated November 14, 2005 evidencing indebtedness in the aggregate original principal amount of $4,869,700.47 (as the same may be amended, supplemented or otherwise modified from time to time as permitted hereunder, together with all notes and other instruments issued in replacement thereof or substitution therefor, the “Junior Notes”).

D.            In connection with and as a condition precedent to the execution of the Existing Credit Agreements, the Existing Agent, the lenders party to the Existing Credit Agreements, the Junior Creditors, ESI and the other US Obligors party thereto entered into that certain Subordination Agreement dated as of November 14, 2005 (the “Existing Subordination Agreement”).

E.             ESI and the Senior Creditor are entering into a Loan and Security Agreement dated the date hereof (as the same may be amended, supplemented, replaced, substituted, refinanced or otherwise modified from time to time, as permitted hereunder, the “US Loan Agreement”), pursuant to which, among other things, the Senior Creditor is agreeing, subject to the terms and conditions set forth therein, to make certain loans and financial accommodations to ESI, as borrower thereunder to, among other things, refinance ESI’s indebtedness under the Existing US Credit Agreement.

F.             Evolving Systems Limited and the Senior Creditor are entering into a Loan Agreement dated the date hereof (as the same may be amended, supplemented, replaced,

substituted, refinanced or otherwise modified from time to time, as permitted hereunder, the “UK Loan Agreement” and together with the US Loan Agreement, the “Credit Agreements”), pursuant to which, among other things, the Senior Creditor is agreeing, subject to the terms and conditions set forth therein, to make certain revolving loans and financial accommodations to Evolving Systems Limited to, among other things refinance the indebtedness under the Existing Revolving Loan Credit Agreement.

G.            As an inducement to and as one of the conditions precedent to the agreement of the Senior Creditor under the Credit Agreements to consummate the transactions contemplated thereby, the Senior Creditor has required the execution and delivery of this Agreement by the Junior Creditors and ESI.

NOW THEREFORE, in order to induce the Senior Creditor to consummate the transactions contemplated by the Credit Agreements, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.             Definitions.  Capitalized terms used but not otherwise defined in this Agreement shall have the meanings assigned to such terms in the applicable Credit Agreement.  As used in this Agreement, the following terms have the following meanings:

Bankruptcy Code shall mean, collectively, (i) with respect to ESI and any other US Obligor, Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statutes and all rules and regulations promulgated thereunder and (ii) with respect to any other Obligor organized or otherwise formed under the laws of England, the Insolvency Act of 1986, as amended from time to time and any successor acts and all rules and regulations promulgated thereunder.

Collection Action shall mean, with respect to the Junior Debt, any action (a) to sue for, take or receive from or on behalf of any US Obligor, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any US Obligor with respect to the Junior Debt, (b) to initiate or participate with others in any suit, action or Proceeding against any US Obligor or its property to (i) enforce payment of or to collect the whole or any part of the Junior Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Junior Debt Documents or applicable law with respect to the Junior Debt, (c) to accelerate any Junior Debt, (d) to cause any US Obligor to honor any redemption, put or mandatory payment obligation with respect to the Junior Debt or any other equity interests of any US Obligor or (e) to take any action under the provisions of any state, local, federal or foreign law, including, without limitation, the UCC, or under any contract or agreement, to enforce against, foreclose upon, take possession of or sell any property or assets of any US Obligor.

Debtor Relief Law shall mean, collectively, the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, in each case as amended from time to time.

Junior Debt shall mean, collectively, all of the obligations, liabilities and indebtedness of ESI (and, if applicable, any other US Obligors) to the Junior Creditors evidenced by the Junior Notes and all other amounts now or hereafter owed by ESI or such other US Obligor to the Junior Creditors under or in respect of any of the Junior Debt Documents.

Junior Debt Documents shall mean, collectively, the Junior Notes, any guaranty with respect to the Junior Debt and all other documents, agreements and instruments evidencing the foregoing and/or executed and delivered in connection therewith.

Junior Default shall mean (i) a default in the payment of the Junior Debt or in the performance of any term, covenant or condition contained in any of the Junior Debt Documents, or (ii) any other occurrence permitting the Junior Creditors to accelerate the payment of, or put or cause the redemption of, all or any portion of the Junior Debt or any of the Junior Debt Documents.

Missed Secondary Default Payments shall have the meaning set forth in Section 2.3(b).

Obligor or Obligors shall mean, each individually and all collectively, each US Obligor, Evolving Systems Limited, Evolving Systems Holdings Limited and all guarantors of the Senior Debt or, if applicable, the Junior Debt (it being understood that there is no requirement under the Junior Debt Documents that any Person guarantee the Junior Debt).

Paid in Full or Payment in Full shall mean the irrevocable and indefeasible payment in full in cash of all of the Senior Debt and the termination of the lending commitments under the Senior Debt Documents.

Permitted Junior Debt Payments shall mean payments of principal and interest on the Junior Debt on a non-accelerated basis (whether such payments are regularly scheduled payments or optional prepayments) in accordance with the terms of the Junior Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement.

Person shall mean any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

Proceeding shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person, including, without limitation, any of the foregoing under Debtor Relief Laws.

Reorganization Subordinated Securities shall mean any debt or equity securities issued in a Proceeding in substitution of all or any portion of the Junior Debt, in each case that (a) are subordinated in right of payment, performance and otherwise to the Senior Debt (or any debt and/or equity securities issued in substitution of all or any portion of the Senior Debt) to at least the same extent that the Junior Debt is subordinated to the Senior Debt pursuant to the terms of this Agreement, (b) do not have the benefit of any obligation of any Person (whether as issuer, guarantor or otherwise) unless the Senior Debt has at least the same benefit of the obligation of such Person, and (c) do not have any terms, and are not subject to or entitled to the benefit of any agreement or instrument that has terms, that are more burdensome to the issuer of or other obligor on such debt or equity securities than are the terms of (x) any such debt or equity securities issued to the Senior Creditor in connection with such Proceeding or (y) the Junior Debt immediately prior to such issuance; provided in each case that the Junior Creditors shall have entered into such supplements to or modifications of this Agreement as the Senior Creditor reasonably may request to reflect the continued subordination of the Reorganization Subordinated Securities to the Senior Debt (or debt and equity securities issued in substitution of all or a portion thereof).

Senior Covenant Default shall mean any “Event of Default” (or other term of similar import or meaning) under the Senior Debt Documents (other than a Senior Payment Default).

Senior Debt shall mean the “Obligations,” as such term is defined in each Credit Agreement, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding, together with (a) any amendments, modifications, refinancings, replacements, renewals or extensions thereof and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim; provided, however, that in no event shall the aggregate outstanding principal amount of the Senior Debt exceed $10,000,000, reduced by the aggregate amount of all principal payments made thereon (whether scheduled or unscheduled, optional or mandatory or otherwise made) at any time and from time to time under the $4,000,000 term loan facility under the US Loan Agreement.  Senior Debt shall be considered to be outstanding whenever any loan commitment under any Senior Debt Document is outstanding.

Senior Debt Documents shall mean, collectively, the Credit Agreements, the other Loan Documents and all other documents, agreements and instruments evidencing, securing or otherwise pertaining to all or any portion of the Senior Debt.

Senior Default shall mean any Senior Payment Default or Senior Covenant Default.

Senior Payment Default shall mean any failure by any Obligor to make any required payment of interest or principal, or any fee (including, without limitation, any letter of credit fees) or other monetary payment, under the Senior Debt Documents, including, without limitation, any default in payment of Senior Debt after acceleration thereof and/or the filing of a Proceeding, or any failure to pay the amounts described in this definition regardless of any requirement of notice or lapse of time or both before such failure to pay becomes an Event of Default under the Senior Debt Documents.

Senior Secondary Default shall mean the Senior Covenant Defaults under Section 8.2(b) of the Credit Agreements which, in the Senior Creditor’s reasonable discretion, are capable of being remedied or cured.

US Obligor or US Obligors shall mean, each individually and all collectively, ESI and all US Persons who are guarantors of the Senior Debt or, if applicable, the Junior Debt (it being understood that there is no requirement under the Junior Debt Documents that any Person guarantee the Junior Debt).

US Persons shall mean a Person incorporated or otherwise organized under the laws of the United States of America or a state of the United States of America or the District of Columbia.

2.             Subordination.

2.1          Subordination of Junior Debt to Senior Debt.  Each of the US Obligors covenants and agrees, and each of the Junior Creditors by its acceptance of the Junior Notes (whether upon original issue or transfer or assignment) covenants and agrees, that (a) the payment of any and all of the Junior Debt is subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior Payment in Full of the Senior Debt and (b) the existing and hereafter acquired liens and security interests of the Senior Creditor in any Collateral is senior, regardless of the time, order, lack or method of perfection, to all existing and hereafter acquired liens and security interests, if any, of the Junior Creditors (or any agent therefor) in the Collateral, if any, securing all or any portion of the Junior Debt.  Senior Creditor, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.  The parties hereto intend this Agreement to be deemed enforceable by any applicable court under any Bankruptcy Code and other Debtor Relief Laws.

2.2          Proceedings.

(a)           Payments and Distributions.  In the event of any Proceeding involving any Obligor or any Property of any Obligor, (i) all Senior Debt first shall be Paid in Full before any payment of, or payment or distribution with respect to, the Junior Debt shall be made (other than a distribution of Reorganization Subordinated Securities); (ii) any payment or distribution, whether in cash, property or securities which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Junior Debt (other than a distribution of Reorganization Subordinated Securities), shall be paid or delivered directly to the Senior Creditor (to be held and/or applied by the Senior Creditor  in accordance with the terms of the applicable Credit Agreement) until all Senior Debt is Paid in Full, and each of the Junior Creditors irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and distributions, and each of the Junior Creditors also irrevocably authorizes, empowers and directs the Senior Creditor to demand, sue for, collect and receive every such payment or distribution; and (iii) each of the Junior Creditors agrees to execute and deliver to the Senior Creditor or its representative all such further instruments confirming the authorization referred to in the foregoing clause (ii).

(b)           Proofs of Claim; Claims; Voting; and Other Matters.  The Junior Creditors shall not initiate, prosecute or participate in any claim or action in any Proceeding or otherwise challenging the enforceability, validity, perfection or priority of the Senior Debt, this Agreement, or any liens and security interests securing the Senior

Debt.  In the event the Junior Creditors (i) fail to execute, verify, deliver and file any proofs of claim in respect of the Junior Debt in connection with any Proceeding prior to the date that is 30 days before the expiration of the time to file any such proof or (ii) fail to vote any such claim in any Proceeding prior to the date that is 15 days before the expiration of the time to vote any such claim, the Junior Creditors hereby irrevocably authorize, empower and appoint the Senior Creditor as their agent and attorney-in-fact to execute, verify, deliver and file such proofs of claim and to vote such claim (including the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition, or extension); provided the Senior Creditor shall have no obligation to exercise any such authority with respect to the Junior Creditors’ claim.  In the event that the Senior Creditor votes any claim in accordance with the authority granted hereby, the Junior Creditors shall not be entitled to change or withdraw such vote.

(c)           Reinstatement.  The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Senior Creditor and the Junior Creditors even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided or disallowed in connection with any such Proceeding.  This Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by Senior Creditor or any representative of Senior Creditor.

(d)           Collateral.  To the extent that the Junior Creditors have or acquire any liens or other rights with respect to any Collateral, the Junior Creditors shall not assert such rights in any Proceeding without the prior written consent of the Senior Creditor unless requested to do so by the Senior Creditor, in which case the Junior Creditors shall seek to exercise such rights in the manner requested by the Senior Creditor.

2.3          Junior Debt Payments.

(a)           Restrictions on Payments; Commencement of Payment Blockage.  The terms of the Junior Debt Documents to the contrary notwithstanding, ESI and the other US Obligors each hereby agrees that it may not make, and each Junior Creditor hereby agrees that it will not accept, any payment or distribution on account of, or any redemption, purchase or acquisition of, the Junior Debt (by set off or otherwise) until the Senior Debt is Paid in Full; provided that Permitted Junior Debt Payments may be made by ESI (and, if applicable, the other US Obligors) and accepted by the Junior Creditors so long as, at the time of such payment or immediately after giving effect thereto:

(i)            no Senior Default exists or would be created by the making of such payment;

(ii)           such Permitted Junior Debt Payment is not made from proceeds of the Senior Debt under the UK Loan Agreement; and

(iii)         the Obligors have delivered compliance certificates pursuant to the Credit Agreements certifying that the Obligors would have been in compliance on a pro forma basis (recomputed for the most recent period for which financial statements have been delivered to the Senior Creditor after giving effect thereto as of the first day of such period) with the financial covenants set forth in the Credit Agreements assuming the financial covenant levels for the then current period shall apply, and the Obligors shall have provided to Senior Creditor such other evidence thereof as requested by Senior Creditor to the satisfaction of Senior Creditor.

With each payment on the Junior Debt, ESI shall certify in writing to the Junior Creditors that such payment is a Permitted Junior Debt Payment and that no Senior Default exists.  ESI shall provide a copy of such written certification to the Senior Creditor.  If a Senior Default has occurred at the time such payment is made by ESI (or, if applicable, any other US Obligor), the Senior Creditor shall have 120 days from the date the Senior Creditor receives such written certification to notify the Junior Creditors that a Senior Default did exist at the time such payment was made and that such payment was received by the Junior Creditors in violation of this Agreement.  In the event that the Junior Creditors are notified by the Senior Creditor within such 120 day period that the Junior Creditors received such payment in violation of this Agreement, the Junior Creditors shall promptly return such payment to the Senior Creditor.  If the Senior Creditor fails to notify the Junior Creditors within such 120 day period, the Junior Creditors shall have no further obligation or liability to return such payment.

No Senior Default shall be deemed to have been cured or waived for purposes of this Section 2.3(a) unless and until ESI and the Junior Creditors shall have received a written waiver or notice of cure of any such Senior Default from Senior Creditor.  To the extent such Senior Default is cured or waived, the Senior Creditor agrees to provide the Junior Creditors with notice thereof within a reasonable period of time.

(b)           Limited Exception to Payment Blockage.  In the event that the Junior Creditors would be permitted to received a Permitted Junior Debt Payment under Section 2.3(a) above in respect of the Junior Debt solely but for the occurrence of a Senior Secondary Default (a “Missed Secondary Default Payment”), and provided no other Senior Default that is not a Senior Secondary Default exists and the Junior Creditors are otherwise permitted to receive such Permitted Junior Debt Payments pursuant to Sections 2.3(a)(ii), (iii) and (iv) above, the Junior Creditors shall be permitted to receive any such Missed Secondary Default Payment upon the earlier to occur of (i) the cure or waiver of such Senior Secondary Default as provided in Section 2.3(a) or (ii) 180 days from the date written notice is provided by any Junior Creditor to Senior Creditor notifying Senior Creditor of such Missed Secondary Default Payment.

(c)           Non-Applicability to Proceeding.  The provisions of this Section 2.3 shall not apply to any payment with respect to which Section 2.2 would be applicable.

2.4          Restriction on Action by the Junior Creditors.

(a)           Notwithstanding any of the Junior Creditors’ rights under applicable law or any provision of the Junior Debt Documents to the contrary and except as otherwise expressly permitted under clauses (b) and (c) below, the Junior Creditors hereby acknowledge and agree that the Junior Creditors shall not take any Collection Action, until the Senior Debt is Paid in Full.

(b)           In the event that ESI (or, if applicable, any other US Obligor) is permitted under this Agreement to make a Permitted Junior Debt Payment in respect of the Junior Debt and is required to make such payment pursuant to the Junior Debt Documents but fails to make such payment, the Junior Creditors may, after one (1) year from the date written notice is provided by any Junior Creditor to the Senior Creditor notifying the Senior Creditor of such failure to pay, sue for such missed payment; provided, however, that (i) such action to sue shall not include any right on the part of Junior Creditors to take any other Collection Action, including accelerating any Junior Debt or foreclosing upon or otherwise exercising any rights to any property or assets of ESI or any other US Obligors, and (ii) any moneys obtained by the Junior Creditors with respect to any such Collection Action permitted under this Section 2.4(b) during any Senior Default shall in any event be held in trust for the benefit of the Senior Creditor and the Senior Creditor and promptly paid or delivered to the Senior Creditor for the benefit of Senior Creditor in the form received until all Senior Debt is Paid in Full.

(c)           In the event that the Senior Creditor accelerates all of the Senior Debt, a Junior Creditor may, upon ten days prior written notice to the Senior Creditor, accelerate its Junior Debt and obtain a judgment; provided, however, that if following such acceleration of all of the Senior Debt, such acceleration is rescinded, then each such Junior Creditor shall likewise rescind such acceleration of the Junior Debt and shall not be permitted to take any further action with respect to such judgment, and provided, further that (i) such acceleration right shall not include any right on the part of Junior Creditors to take any other Collection Action or to enforce such judgment, including foreclosing upon or otherwise exercising any rights to any property or assets of ESI or any other US Obligors until all Senior Debt is Paid in Full, (ii) any moneys obtained by the Junior Creditors with respect to any such Collection Action permitted under this Section 2.4(c) shall in any event be held in trust for the benefit of the Senior Creditor and promptly paid or delivered to the Senior Creditor in the form received until all Senior Debt is Paid in Full and (iii) in the case of acceleration by all Junior Creditors in accordance with this Section 2.4(c), any one Junior Creditor may provide such notice on behalf of all Junior Creditors in a notice specifying it is being given on behalf of all Junior Creditors.

(d)           Notwithstanding anything to the contrary contained in this Agreement, in the event of a Change of Control (as such term is defined in the Junior Notes as in effect on the date of this Agreement), the Junior Creditors may take the following action:

(i)            With respect to an event under (i) or (ii) of such Change of Control definition, a Junior Creditor may, from the earlier to occur of (A) receipt by Senior Creditor of Payment in Full of the Senior Debt as a result of any of the transactions completed under (i) or (ii) of such Change of Control definition, or (B) if there has not been an acceleration of the Senior Debt (if there has been an acceleration of the Senior Debt, the provisions of Section 2.4(c) shall apply), within 180 days from the date such transactions under (i) or (ii) of such Change of Control definition are consummated, accelerate its Junior Debt and accept and receive payment in satisfaction of its Junior Debt in accordance with the terms of the Junior Debt Documents; provided in the case of acceleration by all Junior Creditors in accordance with this Section 2.4(d)(i), any one Junior Creditor may provide such notice on behalf of all Junior Creditors in a notice specifying it is being given on behalf of all Junior Creditors; or

(ii)           With respect to an event under (iii) or (iv) of such Change of Control definition, upon ten days prior written notice from a Junior Creditor to the Senior Creditor, such Junior Creditor may accelerate its Junior Debt and accept and receive payment in satisfaction of its Junior Debt; provided, in the case of acceleration by all Junior Creditors in accordance with this Section 2.4(d)(ii), any one Junior Creditor may provide such notice on behalf of all Junior Creditors in a notice specifying it is being given on behalf of all Junior Creditors.

(e)           The Junior Creditors hereby waive any right they may have to require that the Senior Creditor to marshal any assets of the Obligors in favor of the Junior Creditors, and the Junior Creditors agree that they shall not acquire, by subrogation or otherwise, any lien, estate, right or other interest in any collateral of the Obligors or the proceeds therefrom.  Until the Senior Debt is Paid in Full, the Junior Creditors shall not (i) institute any judicial or administrative proceeding against any Obligor, the Senior Creditor, (ii) take any other action, including without limitation, any Collection Action (except as expressly permitted under Sections 2.4(b), (c) or (d) above), or (iii) fail to take any actions or give or fail to give any consent, in each case which directly or indirectly would interfere with or delay the exercise by the Senior Creditor of its rights and remedies under the Senior Debt Documents.

(f)            The US Obligors agree that any applicable statute of limitations shall be tolled during any standstill period and waive any right to assert any defense based upon any such statute of limitations without giving effect to such tolling.

2.5          No Liens.

(a)           The Junior Creditors shall not seek to obtain, and shall not take, accept, obtain or have, any lien or security interest in any Collateral as security for all or any part of the Junior Debt other than judgment liens obtained in connection with a Collection Action permitted hereby and, in the event that the Junior Creditors obtain any liens or security interests in any Collateral not otherwise permitted hereby, the Junior Creditors shall (or shall cause its agent to) promptly execute and deliver to the Senior

Creditor such documents, agreements and instruments, and take such other actions, as the Senior Creditor shall request to release such liens and security interests in such Collateral.

(b)           The Senior Creditor shall have the exclusive right as to the exercise and enforcement of all privileges and rights with respect to the Collateral in its sole discretion, including, without limitation, the exclusive right to take or retake control or possession of such Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Collateral or settle or adjust insurance claims with respect thereto.  Without in anyway limiting the foregoing, if in connection with any sale or other disposition of Collateral the Senior Creditor requests that the Junior Creditors release their liens upon such Collateral, then the Junior Creditors shall execute and deliver such documents, agreements and instruments, and take such other actions as are necessary to release the Junior Creditors’ liens in such Collateral, subject to the Junior Creditors’ right to retain a lien subordinated hereunder on any proceeds from the disposition of such Collateral in excess of the amount of the Senior Debt outstanding.

(c)           In furtherance of this Section 2.5, each of the Junior Creditors hereby irrevocably appoints the Senior Creditor its attorney-in-fact, with full authority in the place and stead of such Junior Creditor and in the name of such Junior Creditor or otherwise, to execute and deliver any document, agreement or instrument which the Junior Creditors may be required to deliver pursuant to this Section 2.5.  The Senior Creditor shall have no responsibility for or obligation or duty with respect to any of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights pertaining thereto.

2.6          Amendment of Junior Debt Documents.  Until the Senior Debt is Paid in Full, and anything contained in the Junior Debt Documents or any of the Senior Debt Documents to the contrary notwithstanding, the Junior Creditors shall not, without the prior written consent of the Senior Creditor, agree to any amendment or supplement to, or other modification of, the Junior Debt Documents or the Junior Debt the effect of which is to (a) increase the maximum principal amount of the Junior Debt, (b) increase the rate of interest (cash or otherwise) on any of the Junior Debt (except for regularly scheduled interest at the non-default rate of interest to the extent expressly provided in the Junior Debt Documents as in effect on the date of this Agreement), (c) change the date upon which regularly scheduled payments of principal or interest on the Junior Debt are due, (d) add or make more restrictive any event of default or any covenant with respect to the Junior Debt or make any change to any event of default or any covenant which would have the effect of making such event of default or covenant more restrictive than those in effect in the Credit Agreements on the date of this Agreement, (e) change the final maturity date of any Junior Debt to a date that is earlier than the date which is 180 days after the scheduled maturity date of the Senior Debt, (f) take any liens or security interests in assets of the Obligors or any other property or assets securing the Senior Debt, (g) change any redemption, put or prepayment provisions of the Junior Debt, (h) alter the subordination provisions with respect to the Junior Debt, including, without limitation, subordinating the Junior Debt to any other indebtedness, or (i) change or amend any other term of the Junior Debt Documents if such change or amendment would result in a Senior Default, increase the obligations of any Obligor or confer additional material rights on the Junior

Creditors or any holder of the Junior Debt in a manner adverse to any Obligor or the Senior Creditor.

2.7          Incorrect Payments.  If any payment or distribution on account of the Junior Debt not permitted to be made by the Obligors or received by the Junior Creditors under this Agreement is received by the Junior Creditors in violation of this Agreement before all Senior Debt is Paid in Full, such payment or distribution shall not be commingled with any asset of the Junior Creditor, shall be held in trust by the Junior Creditors for the benefit of the Senior Creditor and shall be promptly paid over to the Senior Creditor, or its designated representative, for application (in accordance with the Credit Agreements) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is Paid in Full.

2.8          Transfer.  No Junior Creditor shall sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Junior Debt or any Junior Debt Document (a) without giving written notice within fifteen (15) days of such action to the Senior Creditor, (b) unless prior to the consummation of any such action, the transferee thereof shall execute and deliver to the Senior Creditor a joinder to this Agreement providing for the continued subordination of the Junior Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of the Senior Creditor arising under this Agreement, and (c) unless, following the consummation of any such action, there shall be either (i) no more than five (5) holders of the Junior Debt, or (ii) one Person acting as agent for all of the Junior Creditors pursuant to documentation reasonably satisfactory to the Senior Creditor and the Junior Creditors such that any notice of a Senior Default and other notices and communications to be delivered to or by the Junior Creditors hereunder shall be made to or obtained from such agent and shall be binding on the Junior Creditors as if directly received by or obtained from the Junior Creditors.  Notwithstanding the failure to execute or deliver any joinder to this Agreement in form and substance satisfactory to the Senior Creditor, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Junior Debt, and the terms of this Agreement shall be binding upon the successors and assigns of the Junior Creditors.

2.9          Legends.  Until the Senior Debt is Paid in Full, the Junior Notes and all other Junior Debt Documents at all times shall contain in a conspicuous manner the following legend:

“This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (as the same may be amended, supplemented, replaced, substituted, refinanced or otherwise modified from time to time, the “Subordination Agreement”) dated as of February 22, 2008 among Evolving Systems, Inc., a Delaware corporation, the other US Obligors (as defined therein), the Junior Creditors (as defined therein) and the Senior Creditor (as defined therein), all as more particularly described in the Subordination Agreement, and each holder of this instrument, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.”

3.                                      Modifications to Senior Debt.  The Senior Creditor may at any time without the consent of or notice to the Junior Creditors, without incurring liability to the Junior Creditors and without impairing or releasing the obligations of the Junior Creditors under this Agreement, change the manner or place of payment or extend the time of payment of, increase the interest rates and fees applicable to or renew or alter any of the other terms of the Senior Debt (including increases to the principal amount of outstanding Senior Debt subject to the proviso under the definition of Senior Debt in this Agreement) or the Senior Debt Documents, or amend, modify, supplement, restate, substitute, replace or refinance in any manner any Senior Debt Document or any other any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt.

4.                                      Continued Effectiveness of this Agreement.  The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of the Junior Creditors, the US Obligors, the Senior Creditor arising hereunder shall not be affected, modified or impaired in any manner or to any extent by the validity or enforceability of any of the Senior Debt Documents or the Junior Debt Documents, or any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Debt, the Senior Debt Documents, the Junior Debt or the Junior Debt Documents.  The Junior Creditors hereby acknowledge that the provisions of this Agreement are intended to be enforceable at all times, whether before the commencement of, after the commencement of, in connection with or premised on the occurrence of a Proceeding.

5.                                      No Contest.  Each of the Junior Creditors agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents, or the liens and security interests of the Senior Creditor in any Collateral.

6.                                      Representations and Warranties.  Each Junior Creditor hereby represents and warrants as follows:

6.1                               Existence and Power.  Such Junior Creditor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

6.2                               Authority.  Such Junior Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action and are not prohibited by such party’s organizational documents.

6.3                               Binding Agreements.  This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of such Junior Creditor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

6.4                               Conflicting Agreements; Litigation.  No provisions of any mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on the Junior Creditors conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance by such Junior Creditor of the terms of this Agreement or the other Junior

Debt Documents to which such Junior Creditor is a party.  No pending or, to the best of such Junior Creditor’s knowledge, threatened, litigation, arbitration or other proceedings if adversely determined would prevent the performance by such Junior Creditor of the terms of this Agreement or the other Junior Debt Documents to which such Junior Creditor is a party.

6.5                               Ownership.  Such Junior Creditor is the sole owner, beneficially and of record, of the Junior Notes held by it, the other Junior Debt Documents to which such Junior Creditor is a party and the Junior Debt owing to such Junior Creditor.

6.6                               Defaults.  No Junior Default exists under or with respect to the Junior Note(s) held by such Junior Creditor or any of the other Junior Debt Documents to which such Junior Creditor is a party.

7.                                      Senior Creditor.  The Senior Creditor hereby represents and warrants to the Junior Creditors as follows:

7.1                               Existence and Power.  The Senior Creditor is a national association.

7.2                               Authority.  The Senior Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action and are not prohibited by its organizational documents.

7.3                               Binding Agreements.  This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of the Senior Creditor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

7.4                               Conflicting Agreements; Litigation.  No provisions of any mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on the Senior Creditor conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of this Agreement by the Senior Creditor.  No pending or, to the best of the Senior Creditor’s knowledge, threatened, litigation, arbitration or other proceedings if adversely determined would prevent the performance of the terms of this Agreement by the Senior Creditor.

8.                                      Notice of Junior Default.  Each of the Junior Creditors shall provide the Senior Creditor with written notice of the occurrence of a Junior Default under its Junior Note and ESI shall provide the Senior Creditor with a written notice of the occurrence of each Junior Default, and each Junior Creditor who has provided such notice and ESI shall notify the Senior Creditor in writing in the event such Junior Default is waived; provided that (i) any failure to deliver any such notices shall not otherwise affect the subordination provisions or other obligations of the Junior Creditors or the US Obligors hereunder, (ii) no such notice shall be effective for purposes of Section 2.4(b) unless specifically stating so therein and (iii) any one Junior Creditor may provide such notices on behalf of all Junior Creditors in a notice specifying it is being given on behalf of all Junior Creditors.

9.                                      Cumulative Rights, No Waivers.  Each and every right, remedy and power granted to the Senior Creditor or the Junior Creditors hereunder shall be cumulative and in addition to any other rights, remedy or power specifically granted herein or in the Senior Debt Documents or the Junior Debt Documents, as applicable, or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by the Senior Creditor or any Junior Creditor, as applicable, from time to time, concurrently or independently and as often and in such order as the Senior Creditor or the Junior Creditors, as applicable, may deem expedient.  Any failure or delay on the part of Senior Creditor or any of the Junior Creditors, as applicable, in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the rights of the Senior Creditor or Junior Creditors, as applicable, thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of the rights of the Senior Creditor or the Junior Creditors, as applicable, hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

10.                               Modification.  This Agreement may be amended or modified only by a writing signed by the US Obligors, the Senior Creditor and the holders of at least 50.1% of the then outstanding principal balance of the Junior Notes.  The Junior Creditors may waive any right under this Agreement or grant a consent by action of the holders of at least 50.1% of the then outstanding principal balance of the Junior Notes.  Any notice or demand given to the Junior Creditor by the Senior Creditor in any circumstances not specifically required by the Senior Creditor shall not entitle the Junior Creditors to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.  Any notice or demand given to the Senior Creditor by any Junior Creditor in any circumstances not specifically required by the Junior Creditors shall not entitle the Senior Creditor to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

11.                               Additional Documents and Actions.  The Junior Creditors at any time, and from time to time, after the execution and delivery of this Agreement, promptly will execute and deliver such further documents and do such further acts and things as the Senior Creditor reasonably may request in order to effect fully the purposes of this Agreement.

12.                               Notices.  Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and shall be given only by, and shall be deemed to have been received upon:  (a) registered or certified mail, return receipt requested, on the date on which such notice was received as indicated in such return receipt; (b) delivery by a nationally recognized overnight courier, one Business Day after deposit with such courier, or (c) facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

Notices shall be addressed as follows:

(a)	If to the Junior Creditors:

Karen Singer

c/o Romulus Holdings
2200 Fletcher Avenue, Fifth Floor
Fort Lee, NJ 07024

with copies to:

Andrews Kurth LLP
450 Lexington Avenue
New York, NY 10017
	Attention:	Paul Silverstein, Esq.
	Fax No:	212-850-2929

Milfam II Limited Partnership
4550 Gordon Drive
Naples, FL 34102
	Attention:	Lloyd I. Miller, Managing Partner

with copies to:

Andrews Kurth LLP
450 Lexington Avenue
New York, NY 10017
	Attention:	Paul Silverstein, Esq.
	Fax No:	212-850-2929

(b)	If to the US Obligors:

Evolving Systems, Inc.
9777 Pyramid Court
Suite 100
Englewood, Colorado 80112
	Attention:	Anita T. Moseley, General Counsel
	Facsimile:	(303) 802-1138

(c)	If to the Senior Creditor:

Bridge Bank, N.A.
55 Almaden Blvd.
San Jose, CA 95113
Attn: Dan Pistone
FAX: (408) 423-8520

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 11.  A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom given.

13.                               Severability.  In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

14.                               Successors and Assigns.  This Agreement shall inure to the benefit of the successors and assigns of the Senior Creditor and the Junior Creditors and shall be binding upon their respective successors and assigns and the US Obligors.  Upon any lender (a “Refinancing Lender”) refinancing all or any portion of the Senior Debt, such Refinancing Lender shall automatically be entitled to all the rights and powers of the Senior Creditor hereunder without the need for any further action on the part of any party hereto.  The Senior Creditor, without notice to or consent of the Junior Creditors, may assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.  EACH OF THE JUNIOR CREDITORS AND THE US OBLIGORS ACKNOWLEDGES AND AGREES THAT THE SENIOR CREDITOR AT ANY TIME AND FROM TIME TO TIME MAY DIVIDE AND REISSUE (WITHOUT SUBSTANTIVE CHANGES OTHER THAN THOSE RESULTING FROM SUCH DIVISION) THE NOTES EVIDENCING THE SENIOR DEBT, THE OBLIGATIONS UNDER THE CREDIT AGREEMENTS, THE COLLATERAL AND THE SENIOR DEBT DOCUMENTS TO ONE OR MORE OTHER PERSONS, IN EACH CASE ON THE TERMS AND CONDITIONS IN THE SENIOR DEBT DOCUMENTS.  The term “Senior Creditor” in this Agreement include transferees and participants of the Senior Debt, Refinancing Lenders and any of their respective successors and assigns, each of which shall have all rights and benefits of Senior Creditor hereunder.  Each transferee and participant of the Senior Debt (to the extent provided in the applicable Credit Agreement) shall have all of the rights and benefits with respect to the Obligations under the applicable Credit Agreement, the notes evidencing Senior Debt, the Collateral, this Agreement and the Senior Debt Documents held by it as fully as the original holder thereof.

15.                               Counterparts.  This Agreement may be executed in one or more counterpart originals, which, taken together, shall constitute one fully-executed instrument.  Any signature delivered by facsimile shall be deemed to be a counterpart original hereto.

16.                               Defines Rights of Creditors; Obligors’ Obligations Unconditional.  The provisions of this Agreement are solely for the purpose of defining the relative rights of the Junior Creditors, the Senior Creditor and shall not be deemed to create any rights or priorities in favor of any other Person, including, without limitation, any Obligor.  As between the Obligors and the Senior Creditor, nothing contained herein shall impair the unconditional and absolute obligation of the Obligors to the Senior Creditor to pay the Senior Debt as such Senior Debt shall become due and payable in accordance with the Senior Debt Documents.  As between ESI and the other US Obligors and the Junior Creditors, nothing contained herein shall impair the unconditional and absolute obligation of ESI or, if applicable, the other US Obligors to the Junior Creditors to pay the Junior Debt as such Junior Debt shall become due and payable in accordance with the Junior Debt Documents, subject to the terms of this Agreement.

17.                               Subrogation.  After and subject to the indefeasible Payment in Full of the Senior Debt, and prior to the irrevocable and indefeasible repayment in full in cash of the Junior Debt, the Junior Creditors shall be subrogated to the rights of the Senior Creditor to the extent that payments and distributions otherwise payable to the Junior Creditors have been applied to the Senior Debt in accordance with the provisions of this Agreement.  For purposes of such subrogation, no payments or distributions to the Senior Creditor of any cash, property or securities to which the Junior Creditors would be entitled except for the provisions of this Agreement, and no payments pursuant to the provisions of this Agreement to the Senior Creditor by the Junior Creditors, shall, as among the Obligors, their creditors (other than the Senior Creditor) and the Junior Creditors be deemed to be a payment or distribution by such Obligor to or on account of the Senior Debt; it being understood that the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Junior Creditors, on the one hand, and the Senior Creditor, on the other hand.  The Senior Creditor shall have no obligation or duty to protect the Junior Creditors’ rights of subrogation arising pursuant to this Agreement or under any applicable law, nor shall the Senior Creditor be liable for any loss to, or impairment of, any subrogation rights held by the Junior Creditors.

18.                               Conflict.  In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Junior Debt Documents or the Senior Debt Documents, the provisions of this Agreement shall control and govern.

19.                               Headings.  The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

20.                               Termination.  This Agreement shall terminate upon the indefeasible Payment in Full of the Senior Debt.

21.                               Choice of Law and Venue; Jury Trial Waiver.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law.  Each of Senior Creditor, the Junior Creditors and the Obligors, hereby submits to the non-exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California.  EACH OF SENIOR CREDITOR, THE JUNIOR CREDITORS AND THE OBLIGORS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS

CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT.  EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

If the jury waiver set forth in Section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Agreement, or any of the transactions contemplated therein shall be settled by judicial reference pursuant to Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the California Superior Court for Santa Clara County.  This Section shall not restrict a party from exercising remedies under the Code or from exercising pre-judgment remedies under applicable law.

22.                               Waiver of Consolidation.  Each of the Junior Creditors acknowledges and agrees that (i) the Obligors are each separate and distinct entities; and (ii) it will not at any time insist upon, plead or seek advantage of any substantive consolidation, piercing of the corporate veil or any other order or judgment that causes an effective combination of the assets and liabilities of the Obligors in any Proceeding under Debtor Relief Laws or other similar proceeding.

23.                               Defense to Enforcement Provision.  If any of the Junior Creditors, in contravention of the terms of this Agreement, shall commence, prosecute or participate in any Proceeding or Collection Action with respect to the Junior Debt against any Obligor, then Senior Creditor may (i) intervene and interpose such defense or pleas in its name, and/or (ii) by virtue of this Agreement, restrain the enforcement thereof in the name of Senior Creditor.  If any of the Junior Creditors, in contravention of the terms of this Agreement, obtains any cash or other assets of any Obligor as a result of any Proceeding or Collection Action with respect to the Junior Debt, such Junior Creditor agrees forthwith to pay, deliver and assign to the Senior Creditor, with appropriate endorsements, any such cash or other assets for application to the Senior Debt owing to Senior Creditor until the Senior Debt has been Paid in Full.

(Signatures appear on the following page.)

IN WITNESS WHEREOF, the Junior Creditors, ESI and the Senior Creditor have caused this Subordination Agreement to be executed as of the date first above written.

JUNIOR CREDITORS:

KAREN SINGER

[Counterpart Signature Page to Subordination Agreement]

JUNIOR CREDITORS:

MILFAM II LIMITED PARTNERSHIP

By:
Name:
Title:

[Counterpart Signature Page to Subordination Agreement]

US OBLIGORS:

EVOLVING SYSTEMS, INC.

By:
Name:	Brian R. Ervine
Title:	Executive Vice President and Chief
Financial Officer

[Counterpart Signature Page to Subordination Agreement]

SENIOR CREDITOR:

BRIDGE BANK, N.A.

By:
Name:
Title:

[Counterpart Signature Page to Subordination Agreement]